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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 31, 1998

                        THE MONARCH MACHINE TOOL COMPANY
             (Exact name of Registrant as specified in its charter)

              Ohio                                              1-1997                                      34-4307810
(State or other jurisdiction of                             (Commission                                       (IRS Employer
incorporation or organization)                             File Number)                                      Identification No.)


2600 Kettering Tower, Dayton, OH                                                                                45423
(Address of principal executive offices)                                                                       (Zip code)

                                  937-910-9300
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)


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ITEM 2.  ACQUISITION OR  DISPOSITION OF ASSETS

On December 30, 1998, The Monarch Machine Tool Company (the "Company") and Derlan Industries, Inc. ("Seller"), which is a wholly-owned subsidiary of Derlan Industries Limited of Toronto, Canada, entered into a Stock Purchase Agreement (the "Agreement"). A copy of the Agreement is Exhibit 2.1 to this Report.

Pursuant to the Agreement, on December 31, 1998, the Company purchased all of the outstanding capital stock of GFG Corporation, a Wisconsin corporation ("GFG"), from Seller. The purchase price for the stock was (i) $11,997,358 paid in cash to Seller on December 31, 1998 and (ii) a contingent payment of up to $1,780,000 which would become due and payable on February 14, 2000 if GFG's operating profit in 1999 exceeds certain levels. In addition, the Company paid Seller $1,500,000 on December 31, 1998 in consideration of Seller and its affiliates agreeing not to compete with the business of GFG for five years. The purchase price of the stock is also subject to a possible price adjustment based on an audit of the balance sheet of GFG at the close of business on December 31, 1998.

GFG, with annual sales of approximately $20 million, designs and assembles roll coating, electrostatic oil application and strip processing equipment used by the metal coil processing industry. The Company intends to continue to operate this business.

In connection with the purchase, the Company entered into the First Amendment ("First Amendment"), dated December 29, 1998, to the Second Amended and Restated Credit Agreement, dated as of May 29, 1998, with NBD Bank N.A. and Star Bank, N.A. (together the "Credit Agreement As Amended"). The Credit Agreement As Amended increased the amount that the Company may borrow on a revolving credit basis from $15 million to $25 million. The Company borrowed an additional $13,500,000 under the Credit Agreement As Amended for the purpose of paying the purchase price of the stock of GFG and the noncompetition payment to Seller. At the close of business on December 31, 1998, the Company had total borrowings of $16,500,000 under the Credit Agreement As Amended. The First Amendment is filed as Exhibit 4.1 to this Report and reference is made to such amendment for additional information.

There is no material relationship between the Seller and the Company or any affiliate, director, or officer of the Company or any associate of any director or officer of the Company.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                  (A) Financial statements of businesses acquired. The Company intends to file as an amendment to this Report as soon as practicable, but no later than March 16, 1999, the following audited consolidated financial statements of GFG Corporation and related notes thereto:

                  (1) Consolidated Balance Sheets of GFG Corporation at December 31, 1998 and 1997;

                  (2) Consolidated Statements of Earnings of GFG Corporation for the years ended December 31, 1998 and 1997; and

                  (3) Consolidated Statements of Cash Flows of GFG Corporation for the years ended December 31, 1998 and 1997.

                  (B) Pro forma financial information (unaudited).

                  (1) Pro Forma Condensed Consolidated Balance Sheet at December 31, 1998;

                  (2) Pro Forma Condensed Statement of Consolidated Operations for the year ended December 31, 1998; and

                  (3) Notes to the Pro Forma Condensed Consolidated Financial Information.

                  (C) See Index to Exhibits.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    THE MONARCH MACHINE TOOL COMPANY

Date: January 14, 1999
      ----------------

                                    By: /s/ Karl A. Frydryk
                                       -----------------------------------------
                                      Karl A. Frydryk
                                      Vice President and Chief Financial Officer

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                                INDEX TO EXHIBITS
                                -----------------


(2)  PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR
     SUCCESSION:

     2.1 Stock Purchase Agreement between Derlan Industries, Inc., as Seller, and The Monarch Machine Tool Company, as Purchaser, dated December 30, 1998.


(4)  INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING DEBENTURES:

     4.1 First Amendment, dated December 29, 1998, to the Second Amended and Restated Credit Agreement, dated as of May 29, 1998 among The Monarch Machine Tool Company and NBD Bank N.A. and Star Bank N.A.


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